Exhibit 99.1

Five9 Reports Fourth Quarter Revenue Growth of 36% to a Record $173.6 Million
51% Growth in LTM Enterprise Subscription Revenue
SAN RAMON, Calif. - February 23, 2022 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the fourth quarter and full year ended December 31, 2021.
Fourth Quarter 2021 Financial Results
•Revenue for the fourth quarter of 2021 increased 36% to a record $173.6 million, compared to $127.9 million for the fourth quarter of 2020.
•GAAP gross margin was 54.1% for the fourth quarter of 2021, compared to 59.9% for the fourth quarter of 2020.
•Adjusted gross margin was 62.8% for the fourth quarter of 2021, compared to 66.4% for the fourth quarter of 2020.
•GAAP net loss for the fourth quarter of 2021 was $(3.6) million, or $(0.05) per diluted share, compared to GAAP net loss of $(7.2) million, or $(0.11) per diluted share, for the fourth quarter of 2020.
•Non-GAAP net income for the fourth quarter of 2021 was $30.1 million, or $0.42 per diluted share, compared to non-GAAP net income of $23.7 million, or $0.34 per diluted share, for the fourth quarter of 2020.
•Adjusted EBITDA for the fourth quarter of 2021 was $36.9 million, or 21.3% of revenue, compared to $29.2 million, or 22.8% of revenue, for the fourth quarter of 2020.
•GAAP operating cash flow for the fourth quarter of 2021 was $8.1 million, compared to GAAP operating cash flow of $19.3 million for the fourth quarter of 2020.
2021 Financial Results
•Total revenue for 2021 increased 40% to a record $609.6 million, compared to $434.9 million in 2020.
•GAAP gross margin was 55.5% for 2021, compared to 58.5% in 2020.
•Adjusted gross margin was 63.5% for 2021, compared to 65.5% in 2020.
•GAAP net loss for 2021 was $(53.0) million, or $(0.79) per basic share, compared to a GAAP net loss of $(42.1) million, or $(0.66) per basic share, in 2020.

•Non-GAAP net income for 2021 was $82.2 million, or $1.16 per diluted share, compared to a non-GAAP net income of $67.4 million, or $0.99 per diluted share, in 2020.
•Adjusted EBITDA for 2021 was $110.5 million, or 18.1% of revenue, compared to $85.7 million, or 19.7% of revenue, in 2020.
•GAAP operating cash flow for 2021 was $28.5 million, compared to GAAP operating cash flow of $67.3 million in 2020.

“We are pleased to report that we finished the year with excellent results for the fourth quarter. Revenue grew 36% year-over-year to a record $173.6 million, driven by the continuing strength of our Enterprise business where LTM subscription revenue grew 51% year-over-year. Our results were driven by the growing market adoption of our AI and Automation offerings, in addition to the success we have made in our march up market, as prospective enterprise customers turn to Five9 for the reliable and innovative platform we have built as a company. We continue to build out our leadership position while delivering on a massive and barely penetrated opportunity, and we plan to continue investing in key strategic initiatives around AI, product innovation, traction with larger enterprises and global expansion to drive growth in the year ahead.”

- Rowan Trollope, CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the COVID-19 pandemic.
•For the full year 2022, Five9 expects to report:
•Revenue in the range of $754.5 to $757.5 million.
•Non-GAAP net income per share in the range of $1.12 to $1.16, assuming diluted shares outstanding of approximately 73 million.
•For the first quarter of 2022, Five9 expects to report:
•Revenue in the range of $170.0 to $171.0 million.
•Non-GAAP net income per share in the range of $0.12 to $0.14, assuming diluted shares outstanding of approximately 71 million.
With respect to Five9’s guidance as provided above, Five9 has not reconciled its expectations as to non-GAAP net income per share to GAAP net loss per share because stock-based compensation and one-time integration costs cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call Details
Five9 will discuss its fourth quarter and full year 2021 results today, February 23, 2022, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K, and will be posted to our website, prior to the conference call.

A live webcast and a replay will be available on the Investor Relations section of the Company’s website at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, COVID-19 relief bonus for employees and one-time integration costs. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, loss on early extinguishment of debt, interest income and other (expense), acquisition-related transaction costs and one-time integration costs, COVID-19 relief bonus for employees, contingent consideration expense and provision for (benefit from) income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP operating income (loss): stock-based compensation, intangibles amortization, acquisition-related transaction costs and one-time integration costs, COVID-19 relief bonus for employees and contingent consideration expense. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, loss on early extinguishment of debt, acquisition-related transaction costs and one-time integration costs, COVID-19 relief bonus for employees, contingent consideration expense, and tax benefit associated with acquired companies. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth herein and attached to this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quote from our Chief Executive Officer, including statements regarding Five9’s growth prospects, market momentum, product innovation and go-to-market capabilities, and the first quarter and full year 2022 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Other risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (iv)

failure to adequately retain and expand our sales force will impede our growth; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (vii) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (viii) the markets in which we participate involve many and an increasing number of competitors, and if we do not compete effectively, our operating results could be harmed; (ix) adverse economic conditions may harm our business; (x) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which this will impact our future results of operations and overall financial performance remains uncertain; (xi) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xii) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xiii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (xiv) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xvi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xvii) we have a history of losses and we may be unable to achieve or sustain profitability; (xviii) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xix) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xx) failure to comply with laws and regulations could harm our business and our reputation; (xxi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than nine billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$90,878	$220,372
Marketable investments	378,980	383,171
Accounts receivable, net	83,731	48,731
Prepaid expenses and other current assets	30,342	16,149
Deferred contract acquisition costs, net	33,295	20,695
Total current assets	617,226	689,118
Property and equipment, net	77,785	51,213
Operating lease right-of-use assets	48,703	9,010
Intangible assets, net	39,897	51,684
Goodwill	165,420	165,420
Marketable investments	147,377	42,127
Other assets	11,871	3,236
Deferred contract acquisition costs, net — less current portion	84,663	51,934
Total assets	$1,192,942	$1,063,742

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,510	$17,145
Accrued and other current liabilities	78,577	44,450
Operating lease liabilities	9,826	3,912
Accrued federal fees	2,282	3,745
Sales tax liabilities	2,660	1,714
Finance lease liabilities	—	612
Deferred revenue	43,720	31,983
Total current liabilities	157,575	103,561
Convertible senior notes	768,599	643,316
Sales tax liabilities — less current portion	877	857
Operating lease liabilities — less current portion	47,088	5,379
Other long-term liabilities	7,671	31,465
Total liabilities	981,810	784,578
Stockholders’ equity:
Common stock	68	67
Additional paid-in capital	439,787	476,941
Accumulated other comprehensive (loss) income	(287)	335
Accumulated deficit	(228,436)	(198,179)
Total stockholders’ equity	211,132	279,164
Total liabilities and stockholders’ equity	$1,192,942	$1,063,742

FIVE9, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Revenue	$173,599	$127,885	$609,591	$434,908
Cost of revenue	79,764	51,233	271,099	180,284
Gross profit	93,835	76,652	338,492	254,624
Operating expenses:
Research and development	30,448	18,676	106,897	68,747
Sales and marketing	53,394	37,053	193,929	132,413
General and administrative	21,972	18,258	93,916	65,769
Total operating expenses	105,814	73,987	394,742	266,929
(Loss) income from operations	(11,979)	2,665	(56,250)	(12,305)
Other (expense) income, net:
Interest expense	(2,024)	(9,481)	(8,027)	(28,348)
Loss on early extinguishment of debt	—	(887)	—	(6,964)
Other (expense) and interest income	(43)	501	(8)	3,034
Total other (expense) income, net	(2,067)	(9,867)	(8,035)	(32,278)
Loss before income taxes	(14,046)	(7,202)	(64,285)	(44,583)
(Benefit from) provision for income taxes	(10,445)	8	(11,285)	(2,453)
Net loss	$(3,601)	$(7,210)	$(53,000)	$(42,130)
Net loss per share:
Basic	$(0.05)	$(0.11)	$(0.79)	$(0.66)
Diluted	$(0.05)	$(0.11)	$(0.79)	$(0.66)
Shares used in computing net loss per share:
Basic	68,207	66,133	67,512	64,154
Diluted	68,207	66,133	67,512	64,154

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net loss	$(53,000)	$(42,130)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,732	25,087
Amortization of operating lease right-of-use assets	8,698	5,687
Amortization of deferred contract acquisition costs	26,050	16,495
Amortization of premium on marketable investments	6,385	3,090
Provision for doubtful accounts	808	754
Stock-based compensation	108,805	64,747
Amortization of discount and issuance costs on convertible senior notes (1)	3,957	25,738
Loss on early extinguishment of debt	—	6,964
Change in fair value of contingent consideration	5,640	—
Deferred taxes	(6,907)	(178)
Tax benefit of valuation allowance associated with an acquisition	—	(2,910)
Other	396	(147)
Changes in operating assets and liabilities:
Accounts receivable	(35,986)	(9,958)
Prepaid expenses and other current assets	(14,193)	(5,313)
Deferred contract acquisition costs	(71,380)	(45,454)
Other assets	(1,729)	(1,911)
Accounts payable	4,305	6,181
Accrued and other current liabilities	20,562	9,374
Accrued federal fees and sales tax liability	(497)	1,302
Deferred revenue	10,462	7,971
Other liabilities	(22,623)	1,913
Net cash provided by operating activities	28,485	67,302
Cash flows from investing activities:
Purchases of marketable investments	(680,490)	(620,948)
Proceeds from sales of marketable investments	44,288	1,899
Proceeds from maturities of marketable investments	527,940	432,579
Purchases of property and equipment	(42,216)	(30,422)
Cash paid to acquire Inference and Virtual Observer	—	(165,338)
Cash paid to acquire substantially all of the assets of Whendu	—	(100)
Net cash used in investing activities	(150,478)	(382,330)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	728,812
Payments for capped call transactions	—	(90,448)
Repurchase of a portion of 2023 convertible senior notes, net of costs	(24,688)	(200,350)
Proceeds from exercise of common stock options	7,402	11,656
Proceeds from sale of common stock under ESPP	15,397	11,469
Payment of holdbacks related to acquisitions	(5,000)	—
Payments of finance leases	(612)	(3,715)
Net cash (used in) provided by financing activities	(7,501)	457,424
Net (decrease) increase in cash and cash equivalents	(129,494)	142,396
Cash and cash equivalents:
Beginning of period	220,372	77,976
End of period	$90,878	$220,372

(1) During the first quarter of 2021, the Company early adopted ASU 2020-06 which resulted in the elimination of amortization of discount on the convertible senior notes from January 1, 2021.

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP gross profit	$93,835	$76,652	$338,492	$254,624
GAAP gross margin	54.1%	59.9%	55.5%	58.5%
Non-GAAP adjustments:
Depreciation	5,354	3,665	19,083	13,330
Intangibles amortization	2,947	2,283	11,787	6,849
Stock-based compensation	6,854	2,331	17,734	9,422
COVID-19 relief bonus for employees	—	—	—	618
One-time integration costs	43	—	112	—
Adjusted gross profit	$109,033	$84,931	$387,208	$284,843
Adjusted gross margin	62.8%	66.4%	63.5%	65.5%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP net loss	$(3,601)	$(7,210)	$(53,000)	$(42,130)
Non-GAAP adjustments:
Depreciation and amortization	10,538	7,337	38,732	25,087
Stock-based compensation	35,601	16,876	108,805	64,747
Interest expense	2,024	9,481	8,027	28,348
Other (expense) and interest income	43	(501)	8	(3,034)
Acquisition related transaction costs and one-time integration costs	2,351	2,339	13,576	6,335
COVID-19 relief bonuses for employees	—	—	—	1,817
Loss on early extinguishment of debt	—	887	—	6,964
Contingent consideration expense	380	—	5,640	—
(Benefit from) provision for income taxes	(10,445)	8	(11,285)	(2,453)
Adjusted EBITDA	$36,891	$29,217	$110,503	$85,681
Adjusted EBITDA as % of revenue	21.3%	22.8%	18.1%	19.7%

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING (LOSS) INCOME TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

(Loss) income from operations	$(11,979)	$2,665	$(56,250)	$(12,305)
Non-GAAP adjustments:
Stock-based compensation	35,601	16,876	108,805	64,747
Intangibles amortization	2,947	2,283	11,787	6,849
Acquisition related transaction costs and one-time integration costs	2,351	2,339	13,576	6,335
COVID-19 relief bonus for employees	—	—	—	1,817
Contingent consideration expense	380	—	5,640	—
Non-GAAP operating income	$29,300	$24,163	$83,558	$67,443

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

GAAP net loss	$(3,601)	$(7,210)	$(53,000)	$(42,130)
Non-GAAP adjustments:
Stock-based compensation	35,601	16,876	108,805	64,747
Intangibles amortization	2,947	2,283	11,787	6,849
Amortization of discount and issuance costs on convertible senior notes	997	8,534	3,957	25,738
Acquisition related transaction costs and one-time integration costs	2,351	2,339	13,576	6,335
COVID-19 relief bonus for employees	—	—	—	1,817
Loss on early extinguishment of debt	—	887	—	6,964
Contingent consideration expense	380	—	5,640	—
Tax benefit associated with acquired companies	(8,573)	—	(8,573)	(2,910)
Non-GAAP net income	$30,102	$23,709	$82,192	$67,410
GAAP net loss per share:
Basic	$(0.05)	$(0.11)	$(0.79)	$(0.66)
Diluted	$(0.05)	$(0.11)	$(0.79)	$(0.66)
Non-GAAP net income per share:
Basic	$0.44	$0.36	$1.22	$1.05
Diluted	$0.42	$0.34	$1.16	$0.99
Shares used in computing GAAP net loss per share:
Basic	68,207	66,133	67,512	64,154
Diluted	68,207	66,133	67,512	64,154
Shares used in computing non-GAAP net income per share:
Basic	68,207	66,133	67,512	64,154
Diluted	70,878	70,320	70,735	68,040

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	December 31, 2021			December 31, 2020
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$6,854	$5,354	$2,947	$2,331	$3,665	$2,283
Research and development	9,163	948	—	3,675	488	—
Sales and marketing	11,987	1	—	5,366	2	—
General and administrative	7,597	1,288	—	5,504	899	—
Total	$35,601	$7,591	$2,947	$16,876	$5,054	$2,283

	Twelve Months Ended
	December 31, 2021			December 31, 2020
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$17,734	$19,083	$11,787	$9,422	$13,330	$6,849
Research and development	29,179	3,277	—	14,043	1,964	—
Sales and marketing	35,269	4	—	20,164	5	—
General and administrative	26,623	4,581	—	21,118	2,939	—
Total	$108,805	$26,945	$11,787	$64,747	$18,238	$6,849

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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